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                                                                       Exhibit 2
                                                                       ---------

                                    AGREEMENT
                                    ---------

         THIS AGREEMENT by and between Community Savings Bank, Inc., a North Carolina - chartered savings bank ("Community Savings") and Community Savings Charitable Foundation, Inc., a North Carolina non-profit corporation (the "Foundation"), this the 21st day of June, 1999.

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Community Savings has today given to the Foundation 100,000 shares of common stock, no par value, of First Community Financial Corporation (the "Common Stock"); and

         WHEREAS, one of the conditions of the gift is that the Foundation will agree to certain restrictions on the sale of the Common Stock.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Foundation agrees that the amount of Common Stock that may be sold by the Foundation in any 12 month period shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of Common Stock greater than such amount would result in a long - term reduction in the value of the Foundation's assets or would otherwise jeopardize the Foundation's status as a tax exempt organization or its capacity to carry out its charitable purposes.

         WITNESS the signatures of the undersigned, this the day and year first above written.



                                        COMMUNITY SAVINGS BANK, INC.



                                        By: /s/ W. R. Gilliam
                                           -----------------------------
                                           President



                                        COMMUNITY SAVINGS CHARITABLE
                                        FOUNDATION, INC.


                                        By: /s/ W. R. Gilliam
                                           -----------------------------
                                           President